                                                 AMERICAN SKANDIA ADVISOR FUNDS, INC.
                                                        SUB-ADVISORY AGREEMENT
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THIS AGREEMENT is between American Skandia  Investment  Services,  Incorporated  (the "Investment  Manager") and Sanford C. Bernstein &
Co., LLC (the "Value  Sub-Adviser")  and  Alliance  Capital  Management  L.P.  (the "Growth  Sub-Adviser")  (each a  "Sub-Adviser"  and collectively, the "Sub-Advisers") .

                                                          W I T N E S S E T H
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WHEREAS,  American Skandia Advisor Funds,  Inc. (the "Company") is a Maryland  corporation  organized with one or more series of shares and is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "ICA"); and

WHEREAS,  the  Investment  Manager is an  investment  adviser  registered  under the  Investment  Advisers Act of 1940, as amended (the
"Advisers Act"); and

WHEREAS,  the Board of Directors of the Company (the "Directors") have engaged the Investment  Manager to act as investment manager for the ASAF Alliance/ Bernstein Growth + Value Fund (the "Fund"),  one series of the Company,  under the terms of a management  agreement, dated March 1, 2001, with the Company (the "Management Agreement"); and

WHEREAS,  the Investment  Manager,  acting  pursuant to the  Management  Agreement,  wishes to engage the Value  Sub-Adviser to provide investment  advice and other investment  services set forth below for the value portion of the Fund (the "Value  Portfolio") which will consist of approximately 50 per cent of the investable  assets of the Fund and to engage the Growth  Sub-Adviser to provide  investment advice and other investment  services for the remainder of the investable assets of the Fund (the "Growth  Portfolio")  (together,  the
"Portfolios"),  and the  Directors  have approved the  engagement  of the  Sub-Advisers,  to provide such  investment  advice and other investment services.

NOW, THEREFORE, the Investment Manager and the Sub-Advisers agree as follows:

1.       Investment  Services.  The  Sub-Advisers  together will formulate and implement a continuous  investment  program for the Fund
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conforming  to the  investment  objective,  investment  policies  and  restrictions  as set forth in the  Prospectus  and  Statement of
Additional  Information  of the  Company as in effect from time to time  (together,  the  "Registration  Statement"),  the  Articles of
Incorporation and By-laws of the Company, and any investment  guidelines or other instructions  received by the Sub-Advisers in writing from the  Investment  Manager from time to time. Any  amendments to the foregoing  documents will not be deemed  effective with respect to either of the Sub-Advisers  until such  Sub-Adviser's  receipt thereof.  The appropriate  officers and employees of the Sub-Advisers will be available to consult with the  Investment  Manager,  the Company and the  Directors  at  reasonable  times and upon  reasonable notice  concerning  the business of the Company,  including  valuations of securities  which are not  registered  for public sale,  not traded on any  securities  market or  otherwise  may be deemed  illiquid for purposes of the ICA;  provided it is  understood  that the
Sub-Advisers are not responsible for daily pricing of the Fund's assets.

         Subject to the supervision and control of the Investment  Manager,  which in turn is subject to the supervision and control of the Directors,  the  Sub-Advisers in their  discretion  will determine  which issuers and securities  will be purchased,  held, sold or exchanged by the portions of the Fund under their  management or otherwise  represented in the Fund's  investment  portfolios from time to time and,  subject to the  provisions  of  paragraphs 3 and 4 of this  Agreement,  will place orders with and give  instructions  to brokers,  dealers and others for all such  transactions  and cause such  transactions to be executed.  Either of the  Sub-Advisers  may delegate its investment advisory and other  responsibilities and duties hereunder to an affiliated person of such Sub-Adviser,  subject to such  Sub-Adviser  retaining  overall  responsibility  for such powers and functions and any and all  obligations and liabilities in connection  therewith.  The Value Sub-Adviser shall be responsible for and supervise the activities of the Sub-Advisers,  including the
Sub-Advisers'  compliance  responsibilities  hereunder  and  allocation  of Fund  assets  between  the Growth and Value  Portfolios  as described in the Registration  Statement.  The Sub-Advisers shall be jointly  responsible for the provision of the investment  advisory and other services  contemplated by this Agreement.  Custody of the Fund will be maintained by a custodian bank (the  "Custodian")  and the Investment  Manager will authorize the Custodian to honor orders and  instructions by employees of the  Sub-Advisers  designated by the  Sub-Advisers  to settle  transactions  in respect of the Portfolios  under their  respective  management,  and to honor orders and instructions by employees of the Value  Sub-Adviser  regarding  allocation of daily net Fund purchase  proceeds  between the Growth and
Value  Portfolios.  No assets may be withdrawn  from the Fund other than for  settlement of  transactions  on behalf of the Fund except upon the written  authorization of appropriate  officers of the Company who shall have been certified as such by proper  authorities of the Company prior to the withdrawal.

         The Sub-Advisers will not be responsible for the provision of administrative,  bookkeeping or accounting  services to the Fund except as  specifically  provided  herein,  as required by the ICA or the Advisers Act or as may be necessary for the  Sub-Advisers  to supply to the Investment  Manager,  the Fund or the Fund's  shareholders  the information  required to be provided by the  Sub-Advisers hereunder.  Any records maintained hereunder shall be the property of the Fund and surrendered promptly upon request.

         In furnishing  the services under this  Agreement,  the  Sub-Advisers  will comply with and use its best efforts to enable the
Fund to conform to the  requirements  of: (i) the ICA and the  regulations  promulgated  thereunder;  (ii) Subchapter M of the Internal
Revenue Code and the regulations promulgated  thereunder;  (iii) other applicable provisions of state or federal law; (iv) the Articles of Incorporation  and By-laws of the Company;  (v) policies and  determinations  of the Company and the Investment  Manager provided to the Sub-Advisers in writing; (vi) the fundamental and non-fundamental  investment policies and restrictions  applicable to the Fund, as set out in the Registration  Statement of the Company in effect, or as such investment  policies and restrictions from time to time may be amended by the Fund's  shareholders  or the  Directors and  communicated  to the  Sub-Advisers  in writing;  (vii) the  Registration
Statement;  and (viii) investment  guidelines or other instructions  received in writing from the Investment  Manager.  Notwithstanding the foregoing,  the  Sub-Advisers  shall have no  responsibility  to monitor  compliance  with  limitations or  restrictions  for which information  from the Investment  Manager or its authorized  agents is required to enable the  Sub-Advisers to monitor  compliance with such  limitations  or  restrictions  unless such  information  is provided to the  Sub-advisers  in  writing.  The  Sub-Advisers  shall supervise and monitor the  activities of their  respective  representatives,  personnel  and agents in connection  with the  investment program of the Fund.

         Nothing in this Agreement  shall be implied to prevent the  Investment  Manager from engaging  other  sub-advisers  to provide investment  advice and other services to the Fund or to series or portfolios of the Company for which the  Sub-Advisers  do not provide such services,  or to prevent the Investment  Manager from providing such services  itself in relation to the Fund or such other series or portfolios.  In the event that the Investment  Manager engages another  sub-adviser to provide  investment advice and/or services to the Fund or to the Portfolios, the Investment Manager agrees to provide the Sub-Advisers with written notice of such engagement.

         The Sub-Advisers  shall be responsible for exercising any voting rights on any securities held by their respective  Portfolios of the Fund.  The  Sub-Advisers  shall be  responsible  for the  preparation  and filing of Schedule 13G and Form 13-F  reflecting  the
Fund's  securities  holdings  as part of the  Sub-Advisers'  overall  holdings.  The  Sub-Advisers  shall  not be  responsible  for the preparation or filing of any other reports  required of the Fund by any governmental or regulatory  agency,  except as expressly agreed in writing.

2.       Investment  Advisory  Facilities.  The  Sub-Advisers,  at their  expense,  will furnish all necessary  investment  facilities,
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including salaries of personnel, required for them to execute their respective duties hereunder.

3.       Execution  of Fund  Transactions.  In  connection  with the  investment  and  reinvestment  of the  assets  of the  Fund,  the
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Sub-Advisers  are  responsible for the selection of  broker-dealers  to execute  purchase and sale  transactions  for their  respective
Portfolios  of the Fund in  conformity  with the policy  regarding  brokerage  as set forth in the  Registration  Statement,  or as the
Directors  may  determine  from  time  to  time,  as well  as the  negotiation  of  brokerage  commission  rates  with  such  executing broker-dealers.  Generally,  the Sub-Advisers'  primary  consideration in placing Fund investment  transactions with broker-dealers for execution will be to obtain,  and maintain the  availability  of, best execution at the best available  price. To the extent  permitted by applicable law, the Value Sub-Adviser may receive  investment  transactions/instructions  from the Growth  Sub-Adviser for execution on behalf of the Growth Portfolio.

         Consistent with this policy, the Sub-Advisers,  in selecting  broker-dealers and negotiating  brokerage commission rates, will take all relevant factors into consideration,  including, but not limited to: the best price available; the reliability,  integrity and financial  condition  of the  broker-dealer;  the size of and  difficulty  in  executing  the  order;  and the  value  of the  expected contribution  of the  broker-dealer  to the  investment  performance  of the Fund on a continuing  basis.  Subject to such policies and procedures  as the  Directors  may  determine,  the  Sub-Advisers  shall have  discretion  to effect  investment  transactions  for the respective  Portfolios  of the Fund  under  their  management  through  broker-dealers  (including,  to the  extent  permissible  under applicable law,  broker-dealers  affiliated with the Sub-Advisers)  qualified to obtain best execution of such transactions who provide brokerage and/or research  services,  as such services are defined in Section 28(e) of the Securities  Exchange Act of 1934, as amended
(the "1934 Act"),  and to cause the Fund to pay any such  broker-dealers  an amount of commission for effecting a portfolio  investment transaction  in excess of the amount of commission  another  broker-dealer  would have charged for effecting that  transaction,  if the
Sub-Advisers  determine  in good faith that such amount of  commission  is  reasonable  in relation  to the value of the  brokerage  or research  services  provided  by such  broker-dealer,  viewed  in  terms  of  either  that  particular  investment  transaction  or the
Sub-Advisers'  overall  responsibilities  with respect to the Fund and other accounts as to which the Sub-Advisers  exercise investment discretion (as such term is defined in Section  3(a)(35) of the 1934 Act).  Allocation of orders placed by the  Sub-Advisers  on behalf of the Fund to such  broker-dealers  shall be in such amounts and  proportions  as the  Sub-Advisers  shall  determine in good faith in conformity with its  responsibilities  under applicable laws, rules and regulations.  The Sub-Advisers  will submit joint or individual reports on such  allocations  to the  Investment  Manager  regularly  as requested by the  Investment  Manager,  in such form as may be mutually  agreed  to by the  parties  hereto,  indicating  the  broker-dealers  to whom such  allocations  have been made and the basis therefor.

         Subject to the foregoing  provisions of this paragraph 3, the  Sub-Advisers  may also consider sales of shares of the Fund and of other funds of the Company  managed by either  Sub-Adviser or their  affiliates,  or may consider or follow  recommendations  of the
Investment  Manager that such sales take into account,  as factors in the selection of  broker-dealers  to effect the Fund's investment transactions.  Notwithstanding  the above,  nothing shall require the  Sub-Advisers  to use a  broker-dealer  which  provides  research services or to use a particular broker-dealer which the Investment Manager has recommended.

         In lieu  of  selecting  broker-dealers  to  execute  transactions  for the  Fund,  the  Value  Sub-Adviser  may  execute  such transactions for the Fund provided that the Value  Sub-Adviser  "steps-out"  such  transactions to the  broker-dealers  selected by the
Value  Sub-Adviser.  A  step-out  is a service  provided  by the New York  Stock  Exchange  and other  markets  which  allows the Value
Sub-Adviser to provide the Fund with the benefit of the Value  Sub-Adviser's  execution  capabilities at no additional  charge and then transfer or step-out the confirmation and settlement  responsibilities  of such  transactions to the  broker-dealer(s)  selected by the
Value  Sub-Adviser.  In connection with a step-out,  transaction  charges shall be paid by the Fund to the  broker-dealers  selected by the Value Sub-Adviser and not to the Value Sub-Adviser.

         In addition to selecting  brokers or dealers to execute  transactions for the Fund, the Value  Sub-Adviser may, subject to its duty to seek best  execution at the best  available  price,  also act as a broker for the Fund from time to time at rates not exceeding the usual and customary broker's  commission.  Under Federal law, the Value Sub-Adviser must obtain the Investment Manager's consent to effect agency cross  transactions  for the Fund,  which  consent is hereby  granted.  The Value  Sub-Adviser  represents,  warrants and covenants that all agency cross  transactions for the Fund will be effected by the Value  Sub-Adviser  strictly in accordance with Rule
206(3)-2 under the Advisers Act. An agency cross  transaction is where the Value  Sub-Adviser  purchases or sells securities from or to a non-managed  account on behalf of a client's managed  account.  Pursuant to this consent,  the Value  Sub-Adviser will only effect an agency cross transaction for the Fund with a non-managed  account.  When the Value Sub-Adviser crosses  transactions in connection with a step-out,  the Value  Sub-Adviser  will receive a commission  from the transaction  only with respect to the non-managed  account and will not  receive a  commission  from the  transaction  with  respect  to the  Fund.  In an agency  cross  transaction  where the Value
Sub-Adviser  acts as broker  for the Fund,  the Value  Sub-Adviser  receives  commissions  from both  sides of the trade and there is a potentially  conflicting  division  of  loyalties  and  responsibilities.  However,  as both  sides to the trade  want to  execute  the transaction  at the best price  without  moving the market price in either  direction,  the Value  Sub-Adviser  believes that an agency cross  transaction  will aid both sides to the trade in obtaining the best price for the trade.  THE COMPANY OR THE INVESTMENT  MANAGER
MAY REVOKE THIS CONSENT BY WRITTEN NOTICE TO THE VALUE SUB-ADVISER AT ANY TIME.

4.       Re-Allocation  of Fund  Assets.  The Value  Sub-Adviser  shall  furnish and  maintain  systems and  procedures  to monitor and
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maintain as reasonably  practicable  an allocation  of net assets of the Fund between the Value  Portfolio and the Growth  Portfolio to conform to the  investment  objectives  and  policies  described  in the  Registration  Statement,  as may be  necessary  (the  "Target
Allocation").  Purchases  and sales of  securities  for the Fund  resulting  from  purchases  and  redemptions  of Fund shares shall be coordinated and managed by the Sub-Advisers for purposes of maintaining the Target  Allocation.  The Sub-Advisers  shall cooperate with each other and take any and all such actions as may be necessary or appropriate for purposes of maintaining the Target Allocation.

5.       Reports by the  Sub-Advisers.  The  Sub-Advisers  shall  furnish the  Investment  Manager  individual  and/or  joint  monthly,
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quarterly and annual reports,  as may reasonably be requested by the Investment Manager concerning the transactions,  performance,  and compliance  of the Fund so that the  Investment  Manager  may  review  such  matters  and  discuss  the  management  of the  Fund.  The
Sub-Advisers  shall permit the books and records  maintained  with respect to the Fund to be inspected and audited by the Company,  the
Investment  Manager or their  respective  agents at all reasonable  times during normal  business hours upon  reasonable  notice.  Each
Sub-Adviser  severally  shall  immediately  notify both the  Investment  Manager and the Company of any legal process served upon it in connection with its activities  hereunder,  including any legal process served upon it on behalf of the Investment  Manager,  the Fund, the Value Portfolio,  the Growth Portfolio or the Company.  Each Sub-Adviser  severally shall immediately notify the Investment Manager of (1) any changes in any  information  regarding each  Sub-Adviser or the investment  program for the Fund required to be disclosed in the Company's Registration Statement, or (2) any violation of any requirement,  provision,  policy or restriction that the Sub-Advisers are required to comply with under Section 1 of this Agreement.

6.       Compensation  of the  Sub-Advisers.  The amount of the  compensation  to each  Sub-Adviser  is computed at an annual rate. The
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fee shall be payable  monthly in arrears,  based on the average daily net assets of each  Portfolio for each month,  at the annual rate set forth in Exhibit A to this Agreement.  For administrative  convenience,  the parties may agree to have the aggregate fee due to the
Sub-Advisers remitted to one Sub-Adviser.

         In computing the fee to be paid to each  Sub-Adviser,  the net asset value of each  Portfolio  shall be valued as set forth in the  Registration  Statement.  If this Agreement is terminated,  the payment of compensation  described herein shall be prorated to the date of termination.

         The  Investment  Manager shall not be considered as a partner or  participant  in a joint venture with the  Sub-Advisers.  The
Sub-Advisers  will pay their own expenses for the services to be provided  pursuant to this  Agreement and will not be obligated to pay any expenses of the Investment  Manager,  the Fund or the Company.  Except as otherwise  specifically  provided herein,  the Investment
Manager, the Fund and the Company will not be obligated to pay any expenses of either Sub-Adviser.

7.       Delivery of Documents to the  Sub-Advisers.  The  Investment  Manager has furnished the  Sub-Advisers  with true,  correct and
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complete copies of each of the following documents:

         (a)      The Articles of Incorporation of the Company, as in effect on the date hereof;

         (b)      The By-laws of the Company, as in effect on the date hereof;

         (c)      The resolutions of the Directors  approving the engagement of the Sub-Advisers as portfolio  managers of the Fund and
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                  approving the form of this Agreement;

         (d)      The  resolutions of the Directors  selecting the Investment  Manager as investment  manager to the Fund and approving the form of the Management Agreement;

         (e)      The Management Agreement;

         (f)      The Code of Ethics of the Company and of the Investment Manager, as in effect on the date hereof;

(g)      The Registration Statement; and

         (h)      A list of companies the securities of which are not to be bought or sold for the Fund.

         The  Investment  Manager  will  furnish the  Sub-Advisers  from time to time with  copies,  properly  certified  or  otherwise authenticated,  of all amendments of or supplements  to the foregoing,  if any. Such  amendments or supplements as to items (a) through
(g) above will be provided within 30 days of the time such materials  become  available to the Investment  Manager.  Such amendments or supplements  as to item (h) above will be provided not later than the end of the business day next  following the date such  amendments or supplements  become known to the  Investment  Manager.  Any amendments or supplements to the foregoing will not be deemed  effective with respect to the Sub-Advisers  until the Value  Sub-Adviser's  receipt thereof.  The Investment Manager will provide such additional information as the Sub-Advisers may reasonably request in connection with the performance of its duties hereunder.

8.       Delivery of Documents to the Investment  Manager.  Each  Sub-Adviser has furnished the Investment  Manager with true,  correct
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and complete copies of each of the following documents:

(a)      The Sub-Adviser's Form ADV as filed with the Securities and Exchange Commission as of the date hereof;

(b)      The Sub-Adviser's most recent balance sheet;

(c)      Separate  lists of persons  who each  Sub-Adviser  wishes to have  authorized  to give  written  and/or oral  instructions  to
                  Custodians of Company assets for the Fund; and

(d)      The Code of Ethics of each Sub-Adviser, as in effect on the date hereof.

         Each  Sub-Adviser  will  furnish the  Investment  Manager  from time to time with  copies,  properly  certified  or  otherwise authenticated,  of all amendments of or supplements to the foregoing,  if any. Such  amendments or supplements  will be provided within
30 days of the time such materials  become  available to the  Sub-Advisers.  Any amendments or supplements to the foregoing will not be deemed effective with respect to the Investment  Manager until the Investment  Manager's  receipt thereof.  Each Sub-Adviser  severally will  provide  additional  information  as the  Investment  Manager  may  reasonably  request  in  connection  with each  Sub-Adviser's performance of its duties under this Agreement.

9.       Confidential  Treatment.  Except  as may  be  required  by  law,  the  parties  hereto  understand  that  any  information  or
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recommendation  supplied by either  Sub-Adviser in connection with the performance of their obligations  hereunder is to be regarded as confidential  and for use only by the  Investment  Manager,  the  Company or such  persons the  Investment  Manager  may  designate  in connection  with the Fund. The parties also  understand  that any  information  supplied to either  Sub-Adviser in connection  with the performance of its  obligations  hereunder,  particularly,  but not limited to, any list of securities  which may not be bought or sold for the Fund,  is to be regarded as  confidential  and for use only by the  Sub-Adviser  in connection  with its  obligation to provide investment advice and other services to the Fund.

10.      Representations  of the Parties.  Each party  hereto  hereby  further  represents  and  warrants to the other that:  (i) it is
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registered  as an investment  adviser  under the Advisers Act and is registered or licensed as an investment  adviser under the laws of all  jurisdictions  in which its  activities  require it to be so  registered  or licensed;  and (ii) it will use its  reasonable  best efforts to maintain  each such  registration  or license in effect at all times  during the term of this  Agreement;  and (iii) it will promptly notify the other if it ceases to be so registered,  if its  registration is suspended for any reason,  or if it is notified by any regulatory  organization or court of competent  jurisdiction that it should show cause why its registration should not be suspended or terminated; and (iv) it is duly authorized to enter into this Agreement and to perform its obligations hereunder.

         Each  Sub-Adviser  further  represents  that it has adopted a written Code of Ethics in  compliance  with Rule 17j-1(b) of the
ICA.  Each  Sub-Adviser  shall be subject to such Code of Ethics  and shall not be subject to any other Code of Ethics,  including  the
Investment  Manager's Code of Ethics,  unless  specifically  adopted by the Sub-Adviser.  The Investment Manager further represents and warrants to each  Sub-Adviser  that (i) the appointment of the Sub-Adviser by the Investment  Manager has been duly authorized and (ii)
it has acted and will continue to act in connection with the transactions  contemplated  hereby, and the transactions by the Investment
Manager or Fund contemplated hereby are, in conformity with the ICA, the Company's governing documents and other applicable law.

11.      Liability.  In the absence of willful  misfeasance,  bad faith,  gross negligence or reckless  disregard for their obligations
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hereunder,  the Sub-Advisers  shall not be liable to the Company,  the Fund, the Fund's  shareholders or the Investment Manager for any act or omission  resulting  in any loss  suffered by the  Company,  the Fund,  the Fund's  shareholders  or the  Investment  Manager in connection with any service to be provided  herein.  The Federal laws impose  responsibilities  under certain  circumstances on persons who act in good faith,  and  therefore,  nothing  herein  shall in any way  constitute a waiver or  limitation  of any rights which the
Company,  the Fund or the Investment  Manager may have under  applicable  law. The liability of the  Sub-Advisers  under this Agreement shall be joint and several.

12.      Other  Activities of the  Sub-Advisers.  The  Investment  Manager  agrees that the  Sub-Advisers  and any of their partners or
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employees,  and persons  affiliated with the  Sub-Advisers or with any such partner or employee,  may render  investment  management or advisory services to other investors and institutions,  and that such investors and institutions may own, purchase or sell,  securities or other  interests in property that are the same as, similar to, or different  from those which are selected for purchase,  holding or sale for the Fund. The Investment  Manager  further  acknowledges  that the  Sub-Advisers  shall be in all respects free to take action with respect to  investments  in securities or other  interests in property that are the same as,  similar to, or different  from those selected for purchase,  holding or sale for the Fund. The  Investment  Manager  understands  that the  Sub-Advisers  shall not favor or disfavor any of the  Sub-Advisers'  clients or class of clients in the  allocation of investment  opportunities,  so that to the extent practical,  such opportunities  will be allocated among the Sub-Advisers'  clients over a period of time on a fair and equitable basis.
Nothing in this  Agreement  shall impose upon the  Sub-Advisers  any  obligation  to (i) purchase or sell, or recommend for purchase or sale,  for the Fund any  security  which the  Sub-Advisers,  their  partners,  affiliates  or  employees  may  purchase or sell for the
Sub-Advisers  or such  partner's,  affiliate's or employee's  own accounts or for the account of any other client of the  Sub-Advisers, advisory or otherwise,  or (ii) to abstain from the purchase or sale of any security for the Sub-Advisers'  other clients,  advisory or otherwise, which the Investment Manager has placed on the list provided pursuant to paragraph 7(h) of this Agreement.

13.      Continuance and  Termination.  This Agreement shall remain in full force and effect for one year from the date hereof,  and is
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renewable  annually  thereafter by specific approval of the Directors or by vote of a majority of the outstanding  voting securities of the Fund.  Any such renewal  shall be approved by the vote of a majority of the  Directors  who are not  interested  persons  under the
ICA, cast in person at a meeting  called for the purpose of voting on such renewal.  This Agreement may be terminated  without  penalty at any time by the Investment Manager or each Sub-Adviser upon 60 days written notice,  and will  automatically  terminate in the event of (i) its  "assignment"  by each party to this  Agreement,  as such term is defined in the ICA,  subject to such  exemptions as may be granted by the Securities and Exchange Commission by rule,  regulation or order, or (ii) upon termination of the Management  Agreement, provided that each Sub-Adviser has received prior written notice thereof.

14.      Notification.  Each Sub-Adviser will notify the Investment  Manager within a reasonable time of any change in the personnel of
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the Sub-Adviser with  responsibility for making investment  decisions in relation to the Fund (the "Portfolio  Manager(s)") or who have been authorized to give  instructions to the Custodian.  The Growth  Sub-Adviser  will notify the Investment  Manager of any changes in the membership of its general partners within a reasonable time after such change.  The Sub-Advisers  shall be responsible  jointly for reasonable  out-of-pocket  costs and expenses  incurred by the Investment  Manager,  the Fund or the Company to amend or supplement the
Company's  Prospectus to reflect a change in Portfolio  Manager(s) or otherwise to comply with the ICA, the  Securities Act of 1933, as amended (the "1933 Act") or any other  applicable  statute,  law, rule or regulation,  as a result of such change;  provided,  however, that the  Sub-Advisers  shall not be  responsible  for such costs and expenses  where the change in Portfolio  Manager(s)  reflects the termination of employment of the Portfolio  Manager(s) with the  Sub-Advisers and their affiliates or is the result of a request by the
Investment Manager or is due to other circumstances beyond the Sub-Advisers' control.

         Any notice,  instruction or other  communication  required or  contemplated  by this Agreement  shall be in writing.  All such communications  shall be  addressed  to the  recipient  at the  address set forth  below,  provided  that either  party may, by notice, designate a different recipient and/or address for such party.

Investment Manager:        American Skandia Investment Services, Incorporated
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention:  John Birch
                           Senior Vice President & Chief Operating Officer

Value Sub-Adviser:         Sanford C. Bernstein & Co., LLC
                           767 Fifth Avenue
                           New York, New York 10153
                           Attention:  J. Philip Clark

                           With Copy to:  Louis T. Mangan, Senior Vice President and Counsel

Growth Sub-Adviser:        Alliance Capital Management L.P.
                           1345 Avenue of the Americas
                           New York, NY 10105
                           Attention:  Richard Winge

                           With Copy to:  Mark R. Manley, Senior Vice President and Counsel

Company:                   American Skandia Advisor Funds, Inc.
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention:  Edward P. Macdonald, Esq.

15.      Indemnification.  The Sub-Advisers,  jointly and severally,  agree to indemnify and hold harmless the Investment Manager,  any
         ---------------
affiliated  person within the meaning of Section 2(a)(3) of the ICA  ("affiliated  person") of the Investment  Manager and each person, if any who, within the meaning of Section 15 of the 1933 Act, controls ("controlling  person") the Investment Manager,  against any and all losses,  claims,  damages,  liabilities or litigation  (including  reasonable  legal and other  expenses),  to which the Investment
Manager or such affiliated person or controlling  person of the Investment  Manager may become subject under the 1933 Act, the ICA, the
Advisers  Act,  under any other  statute,  law, rule or  regulation  at common law or  otherwise,  arising out of either  Sub-Adviser's responsibilities  hereunder  (1) to the extent of and as a result of the willful  misconduct,  bad faith,  or gross  negligence by such
Sub-Adviser,  any of the  Sub-Advisers'  employees  or  representatives  or any  affiliate  of or any  person  acting on behalf of such
Sub-Adviser,  or (2) as a result of any untrue  statement or alleged untrue  statement of a material fact contained in the Registration
Statement,  including any amendment thereof or any supplement  thereto, or the omission or alleged omission to state therein a material fact  required to be stated  therein or necessary to make the  statement  therein not  misleading,  if such a statement or omission was made in reliance upon and in conformity with written information  furnished by either Sub-Adviser to the Investment Manager,  the Fund, the Company or any affiliated person of the Investment  Manager,  the Fund or the Company or upon verbal information  confirmed by such
Sub-Adviser  in writing,  or (3) to the extent of, and as a result of, the  failure of either  Sub-Adviser  to execute,  or cause to be executed,  portfolio  investment  transactions  according to the  requirements of the ICA;  provided,  however,  that in no case is the
                                                                                            --------   -------
Sub-Adviser's  joint and several  indemnity in favor of the Investment  Manager or any affiliated  person or controlling  person of the
Investment  Manager deemed to protect such person  against any liability to which any such person would  otherwise be subject by reason of willful  misconduct,  bad faith or gross  negligence in the performance of its duties or by reason of its reckless  disregard of its obligations and duties under this Agreement.

         The Investment  Manager agrees to indemnify and hold harmless each Sub-Adviser,  any affiliated person of each Sub-Adviser and each  controlling  person of each  Sub-Adviser,  if any,  against  any and all  losses,  claims,  damages,  liabilities  or  litigation
(including  reasonable legal and other expenses),  to which such  Sub-Adviser or such affiliated  person or controlling  person of each
Sub-Adviser  may become  subject under the 1933 Act, the ICA, the Advisers Act, under any other  statute,  law, rule or regulation,  at common law or otherwise,  arising out of the Investment Manager's  responsibilities as investment manager of the Fund (1) to the extent of and as a result of the  willful  misconduct,  bad faith,  or gross  negligence  by the  Investment  Manager,  any of the  Investment
Manager's  employees or  representatives  or any affiliate of or any person  acting on behalf of the  Investment  Manager,  or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the  Registration  Statement,  including any amendment  thereof or any  supplement  thereto or the  omission or alleged  omission to state  therein a material  fact  required to be stated  therein or  necessary  to make the  statement  therein not  misleading,  if such a statement or omission was made other than in reliance  upon and in  conformity  with  written  information  furnished  by  either  Sub-Adviser,  or any  affiliated  person  of such
Sub-Adviser or other than upon verbal information confirmed by such Sub-Adviser in writing;  provided,  however, that in no case is the
                                                                                             --------   -------
Investment  Manager's  indemnity in favor of such Sub-Adviser or any affiliated person or controlling person of each Sub-Adviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful  misconduct,  bad faith or gross  negligence in the performance of its duties or by reason of its reckless  disregard of its obligations and duties under this Agreement.  It is agreed that the Investment Manager's  indemnification  obligations under this Section 15 will extend to expenses and  costs  (including  reasonable  attorneys  fees)  incurred  by either  Sub-Adviser  as a result of any  litigation  brought  by the
Investment  Manager  alleging  such  Sub-Adviser's  failure to perform its  obligations  and duties in the manner  required  under this
Agreement unless judgment is rendered for the Investment Manager.

16.      Conflict  of  Laws.  The  provisions  of this  Agreement  shall  be  subject  to all  applicable  statutes,  laws,  rules  and
         ------------------
regulations,  including,  without limitation,  the applicable provisions of the ICA and rules and regulations  promulgated  thereunder.
To the extent that any provision contained herein conflicts with any such applicable  provision of law or regulation,  the latter shall control.  The terms and provisions of this Agreement  shall be interpreted  and defined in a manner  consistent with the provisions and definitions  of the ICA. If any  provision  of this  Agreement  shall be held or made  invalid by a court  decision,  statute,  rule or otherwise, the remainder of this Agreement shall continue in full force and effect and shall not be affected by such invalidity.

17.      Amendments,  Waivers,  etc.  Provisions  of this  Agreement  may be  changed,  waived,  discharged  or  terminated  only by an
         ---------------------------
instrument in writing signed by the party against which  enforcement of the change,  waiver,  discharge or termination is sought.  This
Agreement  (including  Exhibit  A hereto)  may be  amended  at any time by  written  mutual  consent  of the  parties,  subject  to the requirements of the ICA and rules and regulations promulgated and orders granted thereunder.

18.      Governing  State Law. This  Agreement is made under,  and shall be governed by and construed in accordance  with,  the laws of
         --------------------
the State of Connecticut.

                                              (Balance of Page Left Blank Intentionally)

19.      Severability.  Each  provision of this  Agreement is intended to be severable.  If any provision of this  Agreement is held to
         ------------
be illegal or made invalid by court decision,  statute,  rule or otherwise,  such illegality or invalidity will not affect the validity or enforceability of the remainder of this Agreement.

The effective date of this Agreement is March 1, 2001.

FOR THE INVESTMENT MANAGER:

AMERICAN SKANDIA INVESTMENT SERVICES, INCORPPRATED

-----------------------------------
John Birch
Senior Vice President & Chief Operating Officer

Date:    ____________________________

Attest:  ____________________________

FOR THE VALUE SUB-ADVISER:

SANFORD C. BERNSTEIN & CO., LLC

-----------------------------------
Name:
Title:

Date:    ____________________________

Attest:  ____________________________

FOR THE GROWTH SUB-ADVISER:

ALLIANCE CAPITAL MANAGEMENT L.P.

BY:      Alliance Capital Management
         Corporation, its General Partner

Mark R. Manley
Assistant Secretary

Date:    ____________________________

Attest:  ____________________________

                                                 American Skandia Advisor Funds, Inc.
                                              ASAF Alliance/Bernstein Growth + Value Fund
                                                        Sub-Advisory Agreement

                                                               EXHIBIT A
                                                               ---------

The following annual rate is applicable to the Growth Sub-Adviser:
------------------------------------------------------------------

         An annual rate equal to .40% of the combined average daily net assets of the Growth Portfolio of the Fund and the Growth
Portfolio of the series of American Skandia Trust that is managed by the Sub-Adviser and identified by the Sub-Adviser and the
Investment Manager as being similar to the Fund (specifically, the Growth portion of the AST Alliance/Bernstein Growth + Value
Portfolio).

The following annual rate is applicable to the Value Sub-Adviser:
-----------------------------------------------------------------

         An annual rate equal to .40% of the combined average daily net assets of the Value Portfolio of the Fund and the Value
Portfolio of the series of American Skandia Trust that is managed by the Sub-Adviser and identified by the Sub-Adviser and the
Investment Manager as being similar to the Fund (specifically, the Value portion of the AST Alliance/Bernstein Growth + Value
Portfolio).